Form N-SAR: Multi-class supplement


The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72EE correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Balanced Portfolio: $32,321
Janus Aspen Flexible Bond Portfolio: $7,038
Janus Aspen Janus Porfolio: $6,428
Janus Aspen Mid Cap Value Portfolio: $2,582
Janus Aspen Overseas Portfolio: $52,074
Janus Aspen Moderate Allocation Portfolio: $1

Service Class
Janus Aspen Balanced Portfolio: $33,711
Janus Aspen Flexible Bond Portfolio: $1,939
Janus Aspen Janus Porfolio: $3,132
Janus Aspen Mid Cap Value Portfolio: $5,254
Janus Aspen Overseas Portfolio: $114,512
Janus Aspen Moderate Allocation Portfolio: $2


The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73B correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Balanced Portfolio: $2.0868
Janus Aspen Flexible Bond Portfolio: $0.2435
Janus Aspen Janus Porfolio: $0.4377
Janus Aspen Overseas Portfolio: $4.2926
Janus Aspen Mid Cap Value Portfolio: $1.0151
Janus Aspen Moderate Allocation Portfolio: $0.0721

Service Class
Janus Aspen Balanced Portfolio: $2.0868
Janus Aspen Flexible Bond Portfolio: $0.2435
Janus Aspen Janus Porfolio: $0.4377
Janus Aspen Overseas Portfolio: $4.2926
Janus Aspen Mid Cap Value Portfolio: $1.0151
Janus Aspen Moderate Allocation Portfolio: $0.0721